UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 10, 2013

GARB CORPORATION
(Exact name of registrant as specified in its charter)

Utah	000-14859	87-0296694
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

5248 South Pinemont Dr. Suite C-110
Murray, Utah		84123
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 738-1355

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01—Shareholders meeting, Board Resolution and Changes to the Articles of Incorporation and Change of Name from Garb Oil & Power Corporation to Garb Corporation

On December 5, 2012 Garb Shareholders voted for changes to the Articles of Incorporation of Garb Oil & Power Corporation.

On February 28, 2013 Garb Shareholders voted to change Garb Oil & Power Corporation name into Garb Corporation.

On February 28, 2013 Garb Shareholders further voted to action a 3000 to 1 reverse split on Garb Corporation common stock.

On March 27, 2013, Garb Corporation (“Garb”) Board of Directors unanimously voted to change Garb Oil & Power Corporation name to Garb Corporation. The Board further voted to changes in the Articles of Incorporation and specifically changes to Article IV as attached in the following exhibit. The Board further voted to initiate the process for a 3000 to 1 reverse split. Said reverse split is now in the process of being approved by FINRA.

As noted above, the foregoing summaries of the terms and conditions of the Resolutions do not purport to be complete, and are qualified in their entirety by reference to the full text of the Agreement attached as an exhibit hereto.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit	Description

99.1	Board Resolution March 27, 2013 with December 5, 2012 Shareholders deliberations
99.2	Board Resolution February 28, 2013 Shareholders deliberations for Change of name and Reverse Split
99.3	Board of Directors resolution to Change of name and Reverse Split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARB OIL & POWER CORPORATION.
Registrant

Dated: April 10, 2013	By:	/s/ John Rossi
John Rossi, Chief Executive Officer, President, and Director (Principal Executive Officer and Principal Financial Officer)

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